Supplemental Financial Information Third Quarter 2026 investors.ironmountain.com

Table of Contents Section I - Q3 Earnings Press Release Q3 2026 Earnings Press Release 3 Section II - Financial Highlights and Organic Growth Financial and Operating Highlights 6 Organic Revenue Growth 7 Section III - Operational Metrics Global Storage Volume 8 Quarterly Operating Performance 9 Year to Date Operating Performance 10 Section IV - Balance Sheets, Statements of Operations and Reconciliations Condensed Consolidated Balance Sheets 11 Quarterly Condensed Consolidated Statements of Operations 12 Year to Date Condensed Consolidated Statements of Operations 13 Quarterly and Year to Date Reconciliation of Net Income (Loss) to Adjusted EBITDA 14 Quarterly and Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 15 Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO 16 Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO 17 Section V - Storage and Service Reconciliation Quarterly Storage Rental and Service Business Detail 18 Year to Date Storage and Service Business Detail 19 Section VI - Real Estate Metrics Global Real Estate Portfolio and Lease Obligations 20 Facility Lease Expirations 20 Section VII - Data Center Customer and Portfolio Metrics Data Center Customer Lease Expiration and Leasing Activity Summary 21 Data Center Operating Portfolio and Total Potential Capacity 22 Data Center Expansion and Development Activity 23 Section VIII - Capitalization and Debt Maturity Profile Capitalization 24 Total Borrowings Maturity Schedule 24 Debt Maturity Profile 24 Section IX - Capital Expenditures Quarterly Capital Expenditures and Investments 25 Year to Date Capital Expenditures and Investments 25 Section X - Appendix and Definitions Appendix and Definitions 26 All figures except per share, megawatts (MW), kilowatts (kW), and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding All figures for the quarter ended September 30, 2026 unless noted Unaudited investors.ironmountain.com Q3 2026 Supplemental Financial Information 2

IRON MOUNTAIN
Section I - Q2 Earnings Press Release

FOR IMMEDIATE RELEASE

Iron Mountain Reports Third Quarter 2026 Results

- Achieves record third quarter revenue of $2.0 billion, an increase of 13.5% on a reported basis and 12.8% on an organic basis
- Growth businesses of data center, digital, and asset lifecycle management (ALM) collectively grew more than 30% year over year in the third quarter
- Data center leasing of 102 megawatts in the third quarter for a total of 137 megawatts year to date
- Q3 2026 Net Income of $129 million, as compared to Net Income of $86 million in Q3 2025
- Delivers record quarterly Adjusted EBITDA of $748 million, an increase of 13.3% with a strong Adjusted EBITDA margin of 37.6%, up nearly 200 basis points sequentially
- Generates all-time high quarterly AFFO of $458 million, or $1.53 per share, an increase of 17% compared to last year
- Raises full year 2026 financial guidance driven by continued strong operational performance across the business
- Increases quarterly dividend per share by 15% based on continued strong growth in AFFO

PORTSMOUTH, N.H. – November 5, 2026 – Iron Mountain Incorporated (NYSE: IRM), a global leader in information management services, announces financial results for the third quarter of 2026.

"We are pleased to report another record performance in the third quarter that exceeded our expectations. Our outstanding results continue to reflect the combined strength of our physical records storage and growth businesses, supported by our team's commitment to customer value creation and disciplined operational execution," stated William L. Meaney, President and CEO of Iron Mountain. "Our business and outlook remains strong with a clear view for sustained long-term growth. We have signed 137 megawatts of new data center leases year to date and our cross-selling efforts in ALM and Digital are accelerating, all of which supports significant future growth. Based on our strong 2026 growth and continued positive outlook, we are pleased to increase the dividend by 15%."

Financial Performance Highlights for the Third Quarter of 2026
($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Year to Date		Y/Y % Change	
	9/30/26	9/30/25	Reported $	Constant Fx	9/30/26	9/30/25	Reported $	Constant Fx
Storage Rental Revenue	$1,150	$1,033	11%	11%	$3,379	$2,991	13%	12%
Service Revenue	$841	$721	17%	16%	$2,577	$2,067	25%	23%
Total Revenues	**$1,991**	**$1,754**	**13%**	**13%**	**$5,956**	**$5,059**	**18%**	**16%**
Net Income (Loss)	$129	$86	49%		$384	$59	n/a	
Reported EPS	$0.41	$0.28	46%		$1.23	$0.19	n/a	
Adjusted EPS	$0.64	$0.54	19%		$1.82	$1.48	23%	
Adjusted EBITDA	$748	$660	13%	13%	$2,183	$1,869	17%	16%
Adjusted EBITDA Margin	*37.6%*	*37.6%*	*0 bps*		*36.7%*	*36.9%*	*-20 bps*	
AFFO	$458	$393	17%		$1,317	$1,111	19%	
AFFO per share	$1.53	$1.32	16%		$4.40	$3.73	18%	

- Total reported revenues for the third quarter were $2.0 billion, compared with $1.8 billion in the third quarter of 2025, an increase of 13.5%. Excluding the impact of foreign currency exchange ("Fx"), total reported revenues increased 13.3% compared to the prior year, driven by an 11.2% increase in storage rental revenue and a 16.3% increase in service revenue. Year to date, total reported revenues increased 17.7%, or 16.5% excluding the impact of Fx.
- Net Income for the third quarter was $128.9 million, compared with $86.2 million in the third quarter of 2025, driven primarily by increased Operating Income. Year to date, Net Income was $384.0 million, compared with $59.1 million in 2025.
- Adjusted EBITDA for the third quarter was $748.0 million, compared with $660.4 million in the third quarter of 2025, an increase of 13.3%. On a constant currency basis, Adjusted EBITDA increased by 13.0% in the third quarter, compared to the third quarter of 2025, driven by increased revenue and Adjusted EBITDA across each of our segments and improved operating leverage from our continued transformation activities. Year to date, Adjusted EBITDA increased 16.8%, or 15.7% excluding the impact of Fx.

investors.ironmountain.com Q3 2026 Supplemental Financial Information 3

IRON MOUNTAIN
Section I - Q2 Earnings Press Release

- FFO (Normalized) per share was $1.05 for the third quarter, compared with $0.93 in the third quarter of 2025, an increase of 12.9%. Year to date, FFO (Normalized) per share was $3.03, compared with $2.59 in 2025, or an increase of 17.0%.
- AFFO was $458.4 million for the third quarter, compared with $393.3 million in the third quarter of 2025, an increase of 16.6% driven by improved Adjusted EBITDA. Year to date, AFFO was $1,317.3 million compared with $1,111.5 million, or an increase of 18.5%.
- AFFO per share was $1.53 for the third quarter, compared with $1.32 in the third quarter of 2025, an increase of 15.9%. Year to date, AFFO per share was $4.40, compared to $3.73 in 2025, or an increase of 18.0%.

Dividend

On November 5, 2026, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.993 per share of common stock for the fourth quarter, representing an increase of 15%. The fourth quarter 2026 dividend is payable on January 6, 2027, to shareholders of record at the close of business on December 15, 2026.

Guidance

Iron Mountain's fourth quarter and full year 2026 guidance details are summarized in the table below.

2026 Guidance(1)

($ in millions, except per share data)

	Q4 2026	Full Year 2026	Approximate Y/Y % Change at Midpoint
Total Revenue	~$2,030	$7,950 - $8,020	~16%
Adjusted EBITDA	~$780	$2,948 - $2,978	~15%
AFFO	~$473	$1,780 - $1,800	~16%
AFFO Per Share	~$1.57	$5.94 - $6.00	~15%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

Q3 2026 Earnings Conference Call and Related Materials
The conference call / webcast details, earnings presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website.

About Iron Mountain
Iron Mountain Incorporated (NYSE: IRM) partners with more than 240,000 customers across 61 countries, including approximately 95% of the Fortune 1000. We serve as the trusted guardians of what matters most, helping unlock what's possible. By connecting physical, digital, and intelligent workflows, our lifecycle solutions help organizations realize enterprise value at scale. From complex challenges across information management and digital transformation to data security, data centers, and asset lifecycle management, we empower organizations to navigate an ever-changing landscape to prepare for tomorrow's possibilities. Our longstanding commitment to safety, security, sustainability, and continuous innovation defines everything we do.

To learn more about Iron Mountain, please visit www.IronMountain.com.

Investor Relations Contacts:

Mark Rupe
SVP, Investor Relations
Mark.Rupe@IronMountain.com
(215) 402-7013

Jake Carfagna
Manager, Investor Relations
Jacob.Carfagna@IronMountain.com
(414) 551-1147

Media Contact: media@ironmountain.com

investors.ironmountain.com Q3 2026 Supplemental Financial Information 4

Forward Looking Statements We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “pursue”, “commit”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co-investment vehicles), incorporate alternative technologies (including artificial intelligence) into our business, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space or services activity; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards, and regulatory and contractual requirements under government contracts; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) fluctuations in commodity prices; (xv) competition for customers; (xvi) our ability to attract, develop and retain key personnel; (xvii) deficiencies in our disclosure controls and procedures or internal control over financial reporting; (xviii) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xix) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this press release. Reconciliation of Non-GAAP Measures Throughout this press release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), (5) AFFO and (6) AFFO per share. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. Section I - Q2 Earnings Press Release investors.ironmountain.com Q3 2026 Supplemental Financial Information 5

IRON MOUNTAIN
Section II - Financial Highlights and Organic Growth

Financial Highlights

	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025
Storage Rental Revenue	$1,149,508	$1,134,611	$1,094,765	$1,061,248	$1,032,897
Service Revenue	$841,109	$894,451	$841,384	$781,919	$721,196
Total Revenues	**$1,990,617**	**$2,029,062**	**$1,936,149**	**$1,843,167**	**$1,754,093**
Adjusted EBITDA	$747,958	$727,018	$707,939	$705,277	$660,379
Adjusted EBITDA Margin	37.6 %	35.8 %	36.6 %	38.3 %	37.6 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	$124,140	$101,430	$143,665	$89,270	$84,290
Reported EPS - Fully Diluted	$0.41	$0.34	$0.48	$0.30	$0.28
Adjusted EPS	$0.64	$0.60	$0.60	$0.61	$0.54
FFO (Normalized)	$316,121	$303,732	$294,547	$300,670	$276,891
FFO (Normalized) per Share	$1.05	$1.01	$0.99	$1.01	$0.93
AFFO	$458,420	$432,742	$426,106	$429,709	$393,316
AFFO per Share	$1.53	$1.44	$1.43	$1.44	$1.32
TTM AFFO Payout Ratio	59.2 %	60.0 %	60.7 %	62.2 %	61.7 %
Dividend per Share	$0.86	$0.86	$0.86	$0.86	$0.79
Weighted Average Common Shares Outstanding - Diluted	299,994	299,849	298,834	298,380	297,981
Net Lease-Adjusted Leverage Ratio	4.8x	4.8x	4.8x	4.9x	5.0x

Operating Highlights

	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025
Organic Storage Rental Revenue Growth	11.1 %	11.3 %	12.4 %	10.9 %	9.4 %
Organic Service Revenue Growth	15.1 %	24.8 %	24.3 %	17.7 %	9.8 %
Total Volume - Storage	750,682	747,880	745,276	744,001	743,512
Storage Facility Capacity Utilization	81.8 %	81.6 %	81.4 %	81.3 %	80.8 %
Records Management Retention Rate	93.5 %	93.4 %	93.3 %	93.3 %	93.2 %
Storage Revenue / Sq. Ft.	$12.40	$12.19	$11.74	$11.34	$11.05
Storage NOI / Sq. Ft.	$9.65	$9.57	$9.10	$8.96	$8.76
Data Center:					
Leasable Megawatts	544.6	528.5	507.2	488.2	452.2
Leased % - Stabilized	97.5 %	97.4 %	98.3 %	98.0 %	98.2 %
Leased % - Total	97.2 %	97.1 %	97.2 %	96.9 %	97.0 %
Megawatts Leased	102.5	13.1	21.8	43.4	13.5
Churn	0.7 %	2.0 %	0.4 %	1.7 %	0.3 %
Number of Facilities	32	31	31	31	30
Number of Markets	21	21	21	21	21

investors.ironmountain.com Q3 2026 Supplemental Financial Information 6

Organic Revenue Growth (1) Q3 2026 Q2 2026 YTD 2026 Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Storage Rental 11.3% 11.2% 11.1% 12.3% 11.5% 11.3% 13.0% 11.8% 11.6% Service 16.6% 16.3% 15.1% 27.4% 26.3% 24.8% 24.7% 23.3% 21.3% Total Revenues 13.5% 13.3% 12.8% 18.5% 17.6% 16.8% 17.7% 16.5% 15.6% Total Organic Revenue Growth 8.1% 8.1% 9.4% 9.6% 13.6% 17.2% 16.8% 12.8% Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 4.0% 8.0% 12.0% 16.0% 20.0% Organic Storage Rental Revenue Growth 8.8% 8.8% 9.2% 9.4% 10.9% 12.4% 11.3% 11.1% Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 6.0% 8.0% 10.0% 12.0% 14.0% Organic Service Revenue Growth 7.0% 7.1% 9.7% 9.8% 17.7% 24.3% 24.8% 15.1% Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 4.0% 8.0% 12.0% 16.0% 20.0% 24.0% 28.0% (1) Constant Currency and excluding impact from business acquisitions and divestitures. Section II - Financial Highlights and Organic Growth investors.ironmountain.com Q3 2026 Supplemental Financial Information 7

Global Storage Volume Global RIM Corporate and Other Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 700,000 710,000 720,000 730,000 740,000 750,000 760,000 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Global RIM 726,712 726,952 727,266 727,496 728,740 736,399 736,829 738,010 740,542 743,338 Corporate and Other 5,895 6,045 6,305 6,671 7,067 7,112 7,173 7,266 7,338 7,344 Total Volume - Storage 732,607 732,997 733,571 734,166 735,807 743,512 744,001 745,276 747,880 750,682 Business acquisitions during the quarter (1) — — — — — 7,394 — — — — (1) Volume acquired through acquisition in the quarter; this is included in Total Storage Volume. Section III - Operational Metrics investors.ironmountain.com Q3 2026 Supplemental Financial Information 8

IRON MOUNTAIN

Section III - Operational Metrics

Quarterly Operating Performance

				Y/Y % Change		
	Q3 2026	Q2 2026	Q3 2025	Reported	Constant Currency	Organic Growth (1)
Global RIM Business						
Storage Rental	$858,192	$856,751	$814,118	5.4%	5.3%	5.2%
Service	574,891	576,811	524,682	9.6%	9.2%	9.0%
Total Revenues	$1,433,083	$1,433,562	$1,338,800	7.0%	6.8%	6.7%
Adjusted EBITDA	**$630,006**	**$620,751**	**$598,467**			
Adjusted EBITDA Margin	*44.0 %*	*43.3 %*	*44.7 %*			
Global Data Center Business						
Storage Rental	$272,102	$258,892	$201,383	35.1%	35.3%	35.3%
Service	1,496	3,979	2,747	(45.5)%	(45.4)%	(45.4)%
Total Revenues	$273,598	$262,871	$204,130	34.0%	34.3%	34.3%
Adjusted EBITDA	**$153,984**	**$137,343**	**$107,377**			
Adjusted EBITDA Margin	*56.3 %*	*52.2 %*	*52.6 %*			
Corporate and Other						
Storage Rental	$19,214	$18,968	$17,396	10.5%	10.5%	9.1%
Service	264,722	313,661	193,767	36.6%	36.4%	32.6%
Total Revenues	$283,936	$332,629	$211,163	34.5%	34.2%	30.7%
Adjusted EBITDA	**$(36,032)**	**$(31,076)**	**$(45,465)**			
Total Consolidated						
Storage Rental	$1,149,508	$1,134,611	$1,032,897	11.3%	11.2%	11.1%
Service	841,109	894,451	721,196	16.6%	16.3%	15.1%
Total Revenues	$1,990,617	$2,029,062	$1,754,093	13.5%	13.3%	12.8%
Adjusted EBITDA	**$747,958**	**$727,018**	**$660,379**			
Adjusted EBITDA Margin	*37.6 %*	*35.8 %*	*37.6 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com Q3 2026 Supplemental Financial Information 9

IRON MOUNTAIN
Section III - Operational Metrics

Year to Date Operating Performance

	YTD 2026	YTD 2025	Y/Y % Change Reported	Y/Y % Change Constant Currency	Y/Y % Change Organic Growth (1)
Global RIM Business					
Storage Rental	$2,538,460	$2,375,206	6.9%	5.6%	5.4%
Service	1,732,271	1,543,334	12.2%	10.8%	10.2%
Total Revenues	$4,270,731	$3,918,540	9.0%	7.6%	7.3%
Adjusted EBITDA	**$1,868,436**	**$1,741,084**			
Adjusted EBITDA Margin	*43.7 %*	*44.4 %*			
Global Data Center Business					
Storage Rental	$783,499	$562,607	39.3%	38.4%	38.4%
Service	7,695	4,121	86.7%	96.6%	96.6%
Total Revenues	$791,194	$566,728	39.6%	38.8%	38.8%
Adjusted EBITDA	**$424,090**	**$294,459**			
Adjusted EBITDA Margin	*53.6 %*	*52.0 %*			
Corporate and Other					
Storage Rental	$56,925	$53,449	6.5%	6.0%	5.5%
Service	836,978	519,853	61.0%	60.1%	54.0%
Total Revenues	$893,903	$573,302	55.9%	55.1%	49.5%
Adjusted EBITDA	**$(109,611)**	**$(166,870)**			
Total Consolidated					
Storage Rental	$3,378,884	$2,991,262	13.0%	11.8%	11.6%
Service	2,576,944	2,067,308	24.7%	23.3%	21.3%
Total Revenues	$5,955,828	$5,058,570	17.7%	16.5%	15.6%
Adjusted EBITDA	**$2,182,915**	**$1,868,673**			
Adjusted EBITDA Margin	*36.7 %*	*36.9 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com Q3 2026 Supplemental Financial Information 10

Condensed Consolidated Balance Sheets 9/30/2026 12/31/2025 ASSETS Current Assets: Cash and Cash Equivalents $188,160 $158,535 Accounts Receivable, Net 1,507,674 1,443,669 Prepaid Expenses and Other 405,025 332,779 Total Current Assets $2,100,859 $1,934,983 Property, Plant and Equipment: Property, Plant and Equipment $15,978,288 $14,457,335 Less: Accumulated Depreciation (5,304,203) (4,911,010) Property, Plant and Equipment, Net $10,674,085 $9,546,325 Other Assets, Net: Goodwill $5,280,352 $5,285,801 Customer and Supplier Relationships and Other Intangible Assets 1,208,451 1,269,607 Operating Lease Right-of-Use Assets 2,359,510 2,465,196 Other 700,117 623,107 Total Other Assets, Net $9,548,430 $9,643,711 Total Assets $22,323,374 $21,125,019 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $1,232,903 $216,074 Accounts Payable 782,400 710,662 Accrued Expenses and Other Current Liabilities 1,394,332 1,290,669 Deferred Revenue 378,117 402,091 Total Current Liabilities $3,787,752 $2,619,496 Long-term Debt, Net of Current Portion 16,739,299 16,215,885 Long-term Operating Lease Liabilities, Net of Current Portion 2,186,718 2,300,448 Other Long-term Liabilities 416,139 450,083 Deferred Income Taxes 194,222 184,015 Total Long-term Liabilities $19,536,378 $19,150,431 Redeemable Noncontrolling Interests 62,186 64,423 (Deficit) Equity Total (Deficit) Equity $(1,062,942) $(709,331) Total Liabilities and (Deficit) Equity $22,323,374 $21,125,019 Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q3 2026 Supplemental Financial Information 11

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Condensed Consolidated Statements of Operations

	Q3 2026	Q2 2026	Q/Q % Change	Q3 2025	Y/Y % Change
Revenues:					
Storage Rental	$1,149,508	$1,134,611	1.3 %	$1,032,897	11.3 %
Service	841,109	894,451	(6.0)%	721,196	16.6 %
Total Revenues	**$1,990,617**	**$2,029,062**	**(1.9)%**	**$1,754,093**	**13.5 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$926,648	$958,609	(3.3)%	$791,939	17.0 %
Selling, General and Administrative	348,765	402,339	(13.3)%	335,248	4.0 %
Depreciation and Amortization	291,796	281,395	3.7 %	262,203	11.3 %
Acquisition and Integration Costs	4,547	1,684	170.0 %	5,402	(15.8)%
Restructuring and Other Transformation	—	—	—	47,346	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net	8,288	11,507	(28.0)%	3,366	146.2 %
Total Operating Expenses	**$1,580,044**	**$1,655,534**	**(4.6)%**	**$1,445,504**	**9.3 %**
Operating Income (Loss)	**$410,573**	**$373,528**	**9.9 %**	**$308,589**	**33.0 %**
Interest Expense, Net	216,521	223,446	(3.1)%	209,740	3.2 %
Other Expense (Income), Net	8,440	29,178	(71.1)%	(3,986)	n/a
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$185,612**	**$120,904**	**53.5 %**	**$102,835**	**80.5 %**
Provision (Benefit) for Income Taxes	56,734	14,802	n/a	16,594	n/a
Net Income (Loss)	**$128,878**	**$106,102**	**21.5 %**	**$86,241**	**49.4 %**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	4,738	4,672	1.4 %	1,951	142.8 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$124,140**	**$101,430**	**22.4 %**	**$84,290**	**47.3 %**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.42	$0.34	23.5 %	$0.28	50.0 %
Diluted	$0.41	$0.34	20.6 %	$0.28	46.4 %
Weighted Average Common Shares Outstanding - Basic	297,986	297,741	0.1 %	295,771	0.7 %
Weighted Average Common Shares Outstanding - Diluted	299,994	299,849	—	297,981	0.7 %

investors.ironmountain.com Q3 2026 Supplemental Financial Information 12

Year to Date Condensed Consolidated Statements of Operations YTD 2026 YTD 2025 % Change Revenues: Storage Rental $3,378,884 $2,991,262 13.0 % Service 2,576,944 2,067,308 24.7 % Total Revenues $5,955,828 $5,058,570 17.7 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $2,775,060 $2,256,980 23.0 % Selling, General and Administrative 1,123,868 1,055,441 6.5 % Depreciation and Amortization 841,030 746,923 12.6 % Acquisition and Integration Costs 9,152 16,040 (42.9) % Restructuring and Other Transformation — 152,432 (100.0) % Loss (Gain) on Disposal/Write-Down of PP&E, Net 27,387 7,975 n/a Total Operating Expenses $4,776,497 $4,235,791 12.8 % Operating Income (Loss) $1,179,331 $822,779 43.3 % Interest Expense, Net 663,788 609,541 8.9 % Other Expense (Income), Net 32,910 106,379 (69.1) % Net Income (Loss) Before Provision (Benefit) for Income Taxes $482,633 $106,859 n/a Provision (Benefit) for Income Taxes 98,654 47,725 106.7 % Net Income (Loss) $383,979 $59,134 n/a Less: Net Income (Loss) Attributable to Noncontrolling Interests 14,744 3,813 n/a Net Income (Loss) Attributable to Iron Mountain Incorporated $369,235 $55,321 n/a Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated: Basic $1.24 $0.19 n/a Diluted $1.23 $0.19 n/a Weighted Average Common Shares Outstanding - Basic 297,525 295,214 0.8 % Weighted Average Common Shares Outstanding - Diluted 299,559 297,628 0.6 % Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q3 2026 Supplemental Financial Information 13

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Q3 2026	Q2 2026	Q/Q % Change	Q3 2025	Y/Y % Change
Net Income (Loss)	**$128,878**	**$106,102**	**21.5 %**	**$86,241**	**49.4 %**
Add / (Deduct):					
Interest Expense, Net	216,521	223,446	(3.1)%	209,740	3.2 %
Provision (Benefit) for Income Taxes	56,734	14,802	n/a	16,594	n/a
Depreciation and Amortization	291,796	281,395	3.7 %	262,203	11.3 %
Acquisition and Integration Costs	4,547	1,684	170.0 %	5,402	(15.8)%
Restructuring and Other Transformation	—	—	—	47,346	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	8,288	11,507	(28.0)%	3,366	146.2 %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	7,827	28,857	(72.9)%	(5,329)	n/a
Stock-Based Compensation Expense	30,867	56,787	(45.6)%	32,147	(4.0)%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	2,500	2,438	2.5 %	2,669	(6.3)%
Adjusted EBITDA	**$747,958**	**$727,018**	**2.9 %**	**$660,379**	**13.3 %**

Year to Date Reconciliation of Net Income (Loss) to Adjusted EBITDA

	YTD 2026	YTD 2025	% Change
Net Income (Loss)	**$383,979**	**$59,134**	**n/a**
Add / (Deduct):			
Interest Expense, Net	663,788	609,541	8.9 %
Provision (Benefit) for Income Taxes	98,654	47,725	106.7 %
Depreciation and Amortization	841,030	746,923	12.6 %
Acquisition and Integration Costs	9,152	16,040	(42.9)%
Restructuring and Other Transformation	—	152,432	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	27,387	7,975	n/a
Other Expense (Income), Net, Excluding our Share of (Losses) Gains from our Unconsolidated Joint Ventures	35,488	102,751	(65.5)%
Stock-Based Compensation Expense	115,911	118,595	(2.3)%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	7,526	7,557	(0.4)%
Adjusted EBITDA	**$2,182,915**	**$1,868,673**	**16.8 %**

investors.ironmountain.com Q3 2026 Supplemental Financial Information 14

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q3 2026	Q2 2026	Q/Q % Change	Q3 2025	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.41**	**$0.34**	**20.6 %**	**$0.28**	**46.4 %**
Add / (Deduct):					
Acquisition and Integration Costs	0.02	0.01	100.0 %	0.02	—
Restructuring and Other Transformation	—	—	n/a	0.16	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	0.03	0.04	(25.0)%	0.01	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.03	0.10	(70.0)%	(0.02)	n/a
Stock-Based Compensation Expense	0.10	0.19	(47.4)%	0.11	(9.1)%
Non-Cash Amortization Related to Derivative Instruments	(0.02)	(0.02)	—	0.01	n/a
Tax Impact of Reconciling Items and Discrete Tax Items (1)	0.06	(0.07)	(185.7)%	(0.04)	n/a
Income (Loss) Attributable to Noncontrolling Interests	0.02	0.02	—	0.01	100.0 %
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.64**	**$0.60**	**6.7 %**	**$0.54**	**18.5 %**

Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	YTD 2026	YTD 2025	% Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$1.23**	**$0.19**	**n/a**
Add / (Deduct):			
Acquisition and Integration Costs	0.03	0.05	(40.0)%
Restructuring and Other Transformation	—	0.51	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net	0.09	0.03	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.12	0.35	(65.7)%
Stock-Based Compensation Expense	0.39	0.40	(2.5)%
Non-Cash Amortization Related to Derivative Instruments	(0.04)	0.04	n/a
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.05)	(0.10)	(50.0)%
Income (Loss) Attributable to Noncontrolling Interests	0.05	0.01	n/a
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$1.82**	**$1.48**	**23.0 %**

(1) The differences between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three and nine months ended September 30, 2026 and 2025 are primarily due to (i) the reconciling items above, which impact our reported Net Income (Loss) Before Provision (Benefit) for Income Taxes but have an insignificant impact on our reported Provision (Benefit) for Income Taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the three and nine months ended September 30, 2026 and 2025 was 17.1% and 14.8%, respectively, and three months ended June 30, 2026 was 16.1%. The Tax impact of reconciling items and discrete tax items is calculated using the current quarter's estimate of the annual structural tax rate.

investors.ironmountain.com Q3 2026 Supplemental Financial Information 15

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

	Q3 2026	Q2 2026	Q/Q % Change	Q3 2025	Y/Y % Change
Net Income (Loss)	**$128,878**	**$106,102**	**21.5 %**	**$86,241**	**49.4 %**
Add / (Deduct):					
Real Estate Depreciation (1)	116,808	116,734	0.1 %	108,405	7.8 %
Loss (Gain) on Sale of Real Estate, Net of Tax	1,084	531	104.1 %	194	n/a
Data Center Lease-Based Intangible Assets Amortization (2)	1,774	1,825	(2.8)%	1,858	(4.5)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	1,743	1,484	17.5 %	1,612	8.1 %
FFO (Nareit)	**$250,287**	**$226,676**	**10.4 %**	**$198,310**	**26.2 %**
Add / (Deduct):					
Acquisition and Integration Costs	4,547	1,684	170.0 %	5,402	(15.8)%
Restructuring and Other Transformation	—	—	—	47,346	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	7,204	10,976	(34.4)%	3,168	127.4 %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	7,827	28,857	(72.9)%	(5,329)	n/a
Stock-Based Compensation Expense	30,867	56,787	(45.6)%	32,147	(4.0)%
Non-Cash Amortization Related to Derivative Instruments	(5,911)	(5,911)	—	4,176	n/a
Real Estate Financing Lease Depreciation	4,603	3,996	15.2 %	3,276	40.5 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	16,758	(19,279)	(186.9)%	(11,547)	n/a
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(61)	(54)	13.0 %	(58)	5.2 %
FFO (Normalized)	**$316,121**	**$303,732**	**4.1 %**	**$276,891**	**14.2 %**
Add / (Deduct):					
Non-Real Estate Depreciation	89,631	82,116	9.2 %	77,774	15.2 %
Amortization Expense (4)	78,980	76,724	2.9 %	70,890	11.4 %
Amortization of Deferred Financing Costs	9,255	8,062	14.8 %	8,760	5.6 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,404	1,466	(4.2)%	1,492	(6.0)%
Non-Cash Rent Expense (Income)	1,251	(685)	n/a	500	150.2 %
Reconciliation to Normalized Cash Taxes	6,791	(878)	n/a	(1,583)	n/a
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	13	194	(93.3)%	196	(93.4)%
Less:					
Recurring Capital Expenditures	45,026	37,989	18.5 %	41,604	8.2 %
AFFO	**$458,420**	**$432,742**	**5.9 %**	**$393,316**	**16.6 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.83	$0.76	9.2 %	$0.67	23.9 %
FFO (Normalized)	$1.05	$1.01	4.0 %	$0.93	12.9 %
AFFO Per Share	**$1.53**	**$1.44**	**6.3 %**	**$1.32**	**15.9 %**
Weighted Average Common Shares Outstanding - Basic	297,986	297,741	0.1 %	295,771	0.7 %
Weighted Average Common Shares Outstanding - Diluted	299,994	299,849	—	297,981	0.7 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impacts our reported net income (Loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items.
(4) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles.

investors.ironmountain.com Q3 2026 Supplemental Financial Information 16

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO

	YTD 2026	YTD 2025	% Change
Net Income (Loss)	**$383,979**	**$59,134**	**n/a**
Add / (Deduct):			
Real Estate Depreciation (1)	345,001	309,738	11.4 %
Loss (Gain) on Sale of Real Estate, Net of Tax	2,332	(4,475)	(152.1)%
Data Center Lease-Based Intangible Assets Amortization (2)	5,441	5,560	(2.1)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	4,825	4,675	3.2 %
FFO (Nareit)	**$741,578**	**$374,632**	**97.9 %**
Add / (Deduct):			
Acquisition and Integration Costs	9,152	16,040	(42.9)%
Restructuring and Other Transformation	—	152,432	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	25,055	12,269	104.2 %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	35,488	102,751	(65.5)%
Stock-Based Compensation Expense	115,911	118,595	(2.3)%
Non-Cash Amortization Related to Derivative Instruments	(12,718)	12,529	n/a
Real Estate Financing Lease Depreciation	12,523	9,850	27.1 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(19,676)	(28,719)	(31.5)%
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(172)	(241)	(28.4)%
FFO (Normalized)	**$907,141**	**$770,138**	**17.8 %**
Add / (Deduct):			
Non-Real Estate Depreciation	248,489	212,880	16.7 %
Amortization Expense (4)	229,576	208,895	9.9 %
Amortization of Deferred Financing Costs	25,365	24,419	3.9 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	4,368	4,468	(2.2)%
Non-Cash Rent Expense (Income)	1,187	4,508	(73.7)%
Reconciliation to Normalized Cash Taxes	19,031	(9,928)	n/a
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	403	561	(28.2)%
Less:			
Recurring Capital Expenditures	118,294	104,481	13.2 %
AFFO	**$1,317,266**	**$1,111,460**	**18.5 %**

Per Share Amounts (Fully Diluted Shares):			
FFO (Nareit)	$2.48	$1.26	96.8 %
FFO (Normalized)	$3.03	$2.59	17.0 %
AFFO Per Share	**$4.40**	**$3.73**	**18.0 %**
Weighted Average Common Shares Outstanding - Basic	297,525	295,214	0.8 %
Weighted Average Common Shares Outstanding - Diluted	299,559	297,628	0.6 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.
(4) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles.

investors.ironmountain.com Q3 2026 Supplemental Financial Information 17

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Quarterly Storage Rental and Service Business Detail

	Q3 2026	Q2 2026	Q/Q % Change	Q3 2025	Y/Y % Change
Storage Rental Business Detail					
Total Storage Rental Revenue	**$1,149,508**	**$1,134,611**	**1.3 %**	**$1,032,897**	**11.3 %**
Plus: Terminations/Permanent Withdrawal Fees	10,877	11,346	(4.1)%	10,143	7.2 %
Total Revenue from Adjusted Storage Rental Activities	**$1,160,385**	**$1,145,957**	**1.3 %**	**$1,043,040**	**11.3 %**
Less: Storage Rental Expenses					
Storage Rent	136,417	133,246	2.4 %	125,619	8.6 %
Storage Rental Labor	17,340	14,118	22.8 %	13,054	32.8 %
All Other Storage Costs	203,210	199,095	2.1 %	169,425	19.9 %
Storage Rental Cost of Sales	**$356,967**	**$346,459**	**3.0 %**	**$308,098**	**15.9 %**
Storage Rental Gross Profit	**$803,418**	**$799,498**	**0.5 %**	**$734,942**	**9.3 %**
Storage Rental Gross Margin	*69.2 %*	*69.8 %*	*-60 bps*	*70.5 %*	*-130 bps*
Service Business Detail					
Total Service Revenue	**$841,109**	**$894,451**	**(6.0)%**	**$721,196**	**16.6 %**
Less: Terminations/Permanent Withdrawal Fees	10,877	11,346	(4.1)%	10,143	7.2 %
Total Revenue from Adjusted Service Activities	**$830,232**	**$883,105**	**(6.0)%**	**$711,053**	**16.8 %**
Less: Service Expenses					
Service Rent	7,527	7,550	(0.3)%	7,868	(4.3)%
Service Labor	303,632	313,954	(3.3)%	289,933	4.7 %
All Other Service Costs	258,522	290,646	(11.1)%	186,040	39.0 %
Service Cost of Sales	**$569,681**	**$612,150**	**(6.9)%**	**$483,841**	**17.7 %**
Service Gross Profit	**$260,551**	**$270,955**	**(3.8)%**	**$227,212**	**14.7 %**
Service Gross Margin	*31.4 %*	*30.7 %*	*70 bps*	*32.0 %*	*-60 bps*

investors.ironmountain.com Q3 2026 Supplemental Financial Information 18

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Year to Date Storage Rental and Service Business Detail

	YTD 2026	YTD 2025	% Change
Storage Rental Business Detail			
Total Storage Rental Revenue	**$3,378,884**	**$2,991,262**	**13.0 %**
Plus: Terminations/Permanent Withdrawal Fees	31,884	27,284	16.9 %
Total Revenue from Adjusted Storage Rental Activities	**$3,410,768**	**$3,018,546**	**13.0 %**
Less: Storage Rental Expenses			
Storage Rent	400,266	372,521	7.4 %
Storage Rental Labor	48,861	35,227	38.7 %
All Other Storage Costs	598,300	472,611	26.6 %
Storage Rental Cost of Sales	**$1,047,427**	**$880,359**	**19.0 %**
Storage Rental Gross Profit	**$2,363,341**	**$2,138,187**	**10.5 %**
Storage Rental Gross Margin	*69.3 %*	*70.8 %*	*-150 bps*
Service Business Detail			
Total Service Revenue	**$2,576,944**	**$2,067,308**	**24.7 %**
Less: Terminations/Permanent Withdrawal Fees	31,884	27,284	16.9 %
Total Revenue from Adjusted Service Activities	**$2,545,060**	**$2,040,024**	**24.8 %**
Less: Service Expenses			
Service Rent	22,520	22,332	0.8 %
Service Labor	916,213	834,084	9.8 %
All Other Service Costs	788,900	520,205	51.7 %
Service Cost of Sales	**$1,727,633**	**$1,376,621**	**25.5 %**
Service Gross Profit	**$817,427**	**$663,403**	**23.2 %**
Service Gross Margin	*32.1 %*	*32.5 %*	*-40 bps*

investors.ironmountain.com Q3 2026 Supplemental Financial Information 19

IRON MOUNTAIN
Section VI - Real Estate Metrics

Global Real Estate Portfolio and Lease Obligations

	Global Real Estate Portfolio (1)					
	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
Total as of 06/30/2026	234	24,841	1,072	73,270	1,306	98,111
Additions & Expansions	—	—	13	565	13	565
Dispositions & Move Outs	(1)	(5)	(24)	(1,510)	(25)	(1,514)
Total as of 09/30/2026	**233**	**24,837**	**1,061**	**72,325**	**1,294**	**97,162**
Total %	***18.0 %***	***25.6 %***	***82.0 %***	***74.4 %***		

Top Five Markets Owned, United States (in Sq. Ft.)	
Northern New Jersey	1,962
Chicago	1,282
Boston	1,104
Dallas	966
Houston	873

Top Five Markets Owned, International (in Sq. Ft.)	
Paris, France	765
Montreal, Canada	552
Mexico City, Mexico	452
Toronto, Canada	434
Dubai, United Arab Emirates	434

Facility Lease Expirations (2) (% of total square feet subject to lease)


62.1%
3.7%
3.4%
4.5%
4.7%
4.6%
4.6%
3.9%
3.8%
4.7%
2026
2027
2028
2029
2030
2031
2032
2033
2034
Thereafter

Weighted-Average Remaining Operating Lease Obligation: 10.2 Years

(1) Includes real estate held in consolidated joint ventures.
(2) Includes financing and operating lease obligations.

investors.ironmountain.com Q3 2026 Supplemental Financial Information 20

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Customer Lease Expiration

Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized GAAP TCV Rent Expiring	Percentage of TCV Annualized Rent
2026	191	5.9	0.8%	18,370	1.7%
2027	847	27.7	3.9%	108,758	9.8%
2028	311	45.2	6.3%	114,405	10.3%
2029	201	44.1	6.2%	73,810	6.7%
2030	77	63.1	8.8%	90,953	8.2%
2031	61	18.6	2.6%	46,827	4.2%
2032	7	13.3	1.9%	21,354	1.9%
2033	6	29.9	4.2%	40,486	3.7%
Thereafter	30	468.7	65.3%	683,522	53.5%
Total	**1,731**	**716.5**	**100.0%**	**1,198,487**	**100.0%**
WALE:	**10.0 years**				

Data Center Leasing Activity Summary

	Q3 2026				YTD 2026			
	Transaction Count	GAAP MRR	kW	$ / kW / Month	Transaction Count	GAAP MRR	kW	$ / kW / Month
New/expansion leases signed	90	$13,000	102,492	$127	235	$19,948	137,468	$145
Commenced leases	58	4,923	29,229	168	210	12,252	77,875	157
Commenced Built to Suit leases	—	—	—	—	—	—	—	—
Renewed leases	168	2,607	8,626	302	549	6,268	19,468	322
Churn	0.7%				3.1%			
Cash Mark to Market	10.0%				11.2%			
GAAP Mark to Market	14.9%				14.3%			

MIA-1 Data Center in Miami FL


IRON
MOUNTAIN

investors.ironmountain.com
Q3 2026 Supplemental Financial Information
21

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Operating Portfolio

	Stabilized		Pre-Stabilized		Total	
	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW
Boyers and Other						
WPA-1 and Other	14.2	76.1%	—	—	14.2	76.1%
Phoenix						
AZP-1	41.0	100.0%	—	—	41.0	100.0%
AZP-2	46.5	100.0%	—	—	46.5	100.0%
AZP-3 (1)	36.0	100.0%	—	—	36.0	100.0%
Scottsdale						
AZS-1	5.7	100.0%	—	—	5.7	100.0%
Denver						
DEN-1	11.3	86.0%	—	—	11.3	86.0%
New Jersey						
NJE-1	20.8	100.0%	—	—	20.8	100.0%
Chicago						
CHI-1	12.0	100.0%	—	—	12.0	100.0%
Miami						
MIA-1	16.0	100.0%	—	—	16.0	100.0%
Northern Virginia						
VA-1	12.4	100.0%	—	—	12.4	100.0%
VA-2	36.0	100.0%	—	—	36.0	100.0%
VA-3	44.0	100.0%	—	—	44.0	100.0%
VA-4 (1)	32.0	100.0%	—	—	32.0	100.0%
VA-5 (1)	40.0	100.0%	—	—	40.0	100.0%
VA-6 (1)	32.0	100.0%	—	—	32.0	100.0%
VA-7 (1)	36.0	100.0%	—	—	36.0	100.0%
Amsterdam						
AMS-1	13.1	99.2%	—	—	13.1	99.2%
London						
LON-1	8.7	51.4%	—	—	8.7	51.4%
LON-2	27.0	100.0%	—	—	27.0	100.0%
Frankfurt						
FRA-1 (2)	27.0	100.0%	—	—	27.0	100.0%
FRA-2	9.8	100.0%	—	—	9.8	100.0%
Singapore						
SIN-1	6.8	100.0%	—	—	6.8	100.0%
Madrid						
MAD-1	3.0	50.3%	—	—	3.0	50.3%
India						
MUM-1/2 and Other	11.8	73.9%	1.5	—	13.3	65.5%
Total Data Center Properties	**543.1**	**97.5%**	**1.5**	**—**	**544.6**	**97.2%**

(1) AZP-3, VA-4/5, VA-6, VA-7 are held by consolidated joint ventures.
(2) FRA-1 is held by an unconsolidated joint venture.

Total Potential Capacity - Megawatts

	Q3 2026	Q3 2025
Operating Portfolio	544.6	452.2
Under Construction	317.1	202.5
Held for Development	511.9	685.2
Total Data Center Portfolio	**1,373.6**	**1,339.9**

investors.ironmountain.com Q3 2026 Supplemental Financial Information 22

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Expansion and Development Activity

Project / Facilities	MW Under Construction	MW Pre-leased	% Pre-Leased	Investment in Q3 2026 ($M)	Cumulative Investment ($M)	Total Expected Investment ($M) (3)	Expected Completion	Expected Stabilization	MW Held for Development
Data Center Expansion									
Amsterdam									
AMS-1 Phase 4	10.0	10.0	100.0%	$13.5	$153.3	$174.6	Q2 2027	Q2 2027	—
India									
Other	3.8	—	—	—	—	—			3.5
New Jersey									
NJE-1	4.0	4.0	100.0%	$2.7	$3.7	$59.5	Q1 2028	Q1 2029	28.0
All Other Facilities	—	—	—	—	—	—			16.6
Total Expansion	**17.8**	**14.0**	**78.7%**	**$16.2**	**$157.0**	**$234.2**			**48.1**
New Development									
Amsterdam									
AMS-2	—	—	—	—	—	—			20.0
Chicago									
CHI-1 Future Phases (1)	24.0	24.0	100.0%	—	—	—			—
London									
LON-3 Future Phases	24.7	24.7	100.0%	$38.2	$339.2	$391.9	Q1 2027	Q1 2027	—
Madrid									
MAD-2/3	20.0	—	—	$17.8	$169.3	$301.3	Q1 2028	Q1 2028	—
MAD Future Phases	—	—	—	—	—	—			56.0
Northern Virginia									
VA-9 Phase 1 (2)	14.0	14.0	100.0%	$34.4	$142.7	$173.5	Q4 2026	Q4 2026	—
VA-9 Phase 2 (2)	14.0	14.0	100.0%	$34.4	$142.7	$173.5	Q1 2027	Q1 2027	—
VA-8	32.0	32.0	100.0%	$58.4	$140.6	$514.2	Q3 2028	Q3 2028	—
VA Future Phases	—	—	—	—	—	—			195.0
India									
MUM-3	51.5	51.5	100.0%	$3.7	$35.6	$319.0	Q3 2028	Q4 2028	—
CHN-1	23.2	23.2	100.0%	$13.1	$77.0	$176.7	Q4 2027	Q4 2027	—
India Future Phases	—	—	—	—	—	—			72.8
Richmond									
RCH-1	48.0	—	—	$89.9	$199.9	$594.6	Q1 2028	Q2 2028	—
RCH-2	48.0	—	—	$0.4	$8.3	$589.0	Q3 2028	Q4 2028	—
RCH Future Phases	—	—	—	—	—	—			120.0
Total New Development	**299.3**	**183.3**	**61.2%**	**$290.2**	**$1,255.3**	**$3,233.7**			**463.8**
Total Development	**317.1**	**197.3**	**62.2%**	**$306.4**	**$1,412.3**	**$3,467.8**			**511.9**

(1) Includes megawatts pre-leased where construction is planned, but has not commenced.
(2) VA-9 is held by a consolidated joint venture; construction costs are funded by the joint venture with Iron Mountain managing the construction.
(3) Excludes cost associated with megawatts pre-leased where facility construction is planned, but has not commenced.

investors.ironmountain.com Q3 2026 Supplemental Financial Information 23

IRON MOUNTAIN
Section VIII - Capitalization and Debt Maturity Profile

Capitalization

Revolving Credit Facility and Term Loan A	
Capacity	$3,218,750
Outstanding	$988,250
Letters of Credit	$12,282
Remaining Capacity	$2,218,218
Interest Rate Spread (Prime)	0.75 %
Interest Rate Spread (SOFR)	1.75 %
Weighted Average Interest Rate	5.63 %
Maturity Date	3/18/2030
Credit Facility Fixed Charge Coverage Ratio	2.5x
Net Total Lease-Adjusted Leverage Ratio	4.8x

Total Market Capitalization as of 09/30/2026	
# of Shares Outstanding	297,793
Share Price as of 9/30/26	$110.95
Total Market Capitalization	$33,040,171
Net Debt (1)	$17,908,266
Total Enterprise Value	$50,948,437
Net Debt to Total Enterprise Value	35.1 %
Adjusted EBITDA to Interest Expense	3.5x
Total Enterprise Value to Adjusted EBITDA (2)	17.6x

Fixed vs. Floating Rate Debt


21%
79%
Fixed Rate Debt
Floating Rate Debt

Credit Rating	S&P	Moody's
Corporate	BB-	Ba3
Senior Credit Facility	BB	Ba3
Outlook	Stable	Stable
Latest Update	12/5/2025	10/16/2026

Total Long Term Debt Weighted Average Rates	
Weighted Average Interest	5.7 %
Weighted Average Maturity	4.4 Years
USD denominated	89 %

Debt Maturity Profile ($ in Millions) (3) (4)


63
1,556
1,581
2,631
2,683
3,461
1,350
1,214
1,384
1,500
24
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
Senior Secured Credit Facility
Data Center Debt Agreements
USD Term Loan B
UK Revolving Credit Facility
AUD Term Loan B
Senior Unsecured Notes
Other Debt Obligations
A/R Securitization

(1) Net debt is calculated as current portion of long-term debt of $1,232.9M plus long-term debt net of current portion of $16,739.3M plus deferred financing costs of $124.2M less cash and cash equivalents of $188.2M.
(2) Total Enterprise Value to Adjusted EBITDA is calculated on a trailing twelve-month basis.
(3) Excludes Deferred Financing Costs, Discounts, Financing Leases, Notes Payable and Other.
(4) In addition to the above, the Company has approximately $159.4M of undrawn committed asset level financing for the construction of one Data Center asset in Northern Virginia.

investors.ironmountain.com Q3 2026 Supplemental Financial Information 24

IRON MOUNTAIN
Section VIII - Capitalization and Debt Maturity Profile

Quarterly Capital Expenditures

	Q3 2026	Q2 2026	Q/Q % Change	Q3 2025	Y/Y % Change
Growth:					
Data Center	$464,011	$472,002	(1.7)%	$376,839	23.1 %
Real Estate	42,594	49,549	(14.0)%	40,103	6.1 %
Innovation and Other	38,115	31,213	22.1 %	54,907	(30.6)%
Total Growth Capital Expenditures	**$544,720**	**$552,764**	**(1.5)%**	**$471,849**	**15.4 %**
Recurring:					
Data Center	$5,106	$4,956	3.0 %	$6,212	(17.9)%
Real Estate	16,935	14,597	16.0 %	17,648	(4.0)%
Non-Real Estate	22,985	18,436	24.7 %	17,744	29.6 %
Total Recurring Capital Expenditures	**$45,026**	**$37,989**	**18.5 %**	**$41,604**	**8.2 %**
Total Growth and Recurring Capital Expenditures	**$589,746**	**$590,753**	**(0.2)%**	**$513,453**	**14.9 %**
Net Change in Prepaid and Accrued Capital Expenditures	28,253	(2,560)	n/a	10,407	171.5 %
Total Cash Paid for Growth and Recurring Capital Expenditures	**$617,999**	**$588,193**	**5.1 %**	**$523,860**	**18.0 %**

Year to Date Capital Expenditures

	YTD 2026	YTD 2025	% Change
Growth:			
Data Center	$1,344,097	$1,329,821	1.1 %
Real Estate	139,079	108,083	28.7 %
Innovation and Other	106,398	104,512	1.8 %
Total Growth Capital Expenditures	**$1,589,574**	**$1,542,416**	**3.1 %**
Recurring:			
Data Center	$13,439	$14,455	(7.0)%
Real Estate	39,310	37,929	3.6 %
Non-Real Estate	65,545	52,097	25.8 %
Total Recurring Capital Expenditures	**$118,294**	**$104,481**	**13.2 %**
Total Growth and Recurring Capital Expenditures	**$1,707,868**	**$1,646,897**	**3.7 %**
Net Change in Prepaid and Accrued Capital Expenditures	16,337	108,486	(84.9)%
Total Cash Paid for Growth and Recurring Capital Expenditures	**$1,724,205**	**$1,755,383**	**(1.8)%**

investors.ironmountain.com Q3 2026 Supplemental Financial Information 25

Non-GAAP Measures and Definitions Non-GAAP measures are supplemental metrics designed to enhance our disclosures and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Forward-Looking Statements: We have made statements in this Supplemental Financial Information that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “pursue”, “commit”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co- investment vehicles), incorporate alternative technologies (including artificial intelligence) into our business, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space or services activity; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards, and regulatory and contractual requirements under government contracts; (iv) the impact of attacks on our internal information technology systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust (“REIT”) for United States federal income tax purposes; (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) fluctuations in commodity prices; (xv) competition for customers; (xvi) our ability to attract, develop and retain key personnel; (xvii) deficiencies in our disclosure controls and procedures or internal control over financial reporting; (xviii) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xix) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this Supplemental Financial Information. Acquisition and Integration Costs: We define Acquisition and Integration Costs as operating expenditures directly associated with the closing and integration activities of our business acquisitions that have closed, or are highly probable of closing, and include (i) advisory, legal and professional fees to complete business acquisitions and (ii) costs to integrate acquired businesses into our existing operations, including move, severance and system integration costs. Adjusted Earnings Per Share, or Adjusted EPS: We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Tax impact of reconciling items and discrete tax items; and (viii) Amortization related to the write-off of certain customer relationship intangible assets. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Non-Cash Amortization of Derivative Instruments: Includes amortization on instruments such as cross-currency swap agreements designated as a hedge of net investment. Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; and (vi) Intangible impairments. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Section X - Appendix and Definitions investors.ironmountain.com Q3 2026 Supplemental Financial Information 26

Funds From Operations, FFO (Nareit), and FFO (Normalized): Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles (“FFO (Nareit)”). We calculate our FFO measures, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; (viii) Tax impact of reconciling items and discrete tax items; (ix) Intangible impairments; and (x) (Income) loss from discontinued operations, net of tax. FFO (Normalized) per share: FFO (Normalized) divided by weighted-average fully-diluted shares outstanding. Adjusted Funds From Operations, or AFFO: We define adjusted funds from operations or AFFO as FFO (Normalized) (1) excluding (i) non-cash rent expense (income); (ii) depreciation on non-real estate assets; (iii) amortization expense associated with customer and supplier relationship value, intake costs, acquisition of customer and supplier relationships, capitalized commissions and other intangibles; (iv) amortization of deferred financing costs and debt discount/ premium; (v) revenue reduction associated with amortization of customer inducements and above- and below-market data center leases; and (vi) the impact of reconciling to normalized cash taxes; and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). AFFO per share: Calculated as AFFO divided by weighted-average fully-diluted shares outstanding. Terminations/Permanent Withdrawal Fees: Revenue from the preparation, documentation, and permanent withdrawal of records. Business Segments: The Global Records and Information Management ("Global RIM"): Records Management, stores physical records and provides information services, vital records services, courier operations, and the collection, handling and disposal of sensitive documents ("Records Management") for customers in 61 countries around the globe. Data Management, provides storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations, server and computer backup services and related services offerings ("Data Management"). Global Digital Solutions, develops, implements and supports comprehensive storage and information management solutions for the complete lifecycle of our customers’ information, including the management of physical records, conversion of documents to digital formats and digital storage of information ("Global Digital Solutions"). Secure Shredding, includes the scheduled pick-up of office records that customers accumulate in specially designed secure containers we provide and is a natural extension of our hardcopy records management operations, completing the lifecycle of a record. Through a combination of shredding facilities and mobile shredding units consisting of custom built trucks, we are able to offer secure shredding services to our customers. Media and Archive Services, includes entertainment and media services which help industry clients store, safeguard and deliver physical media of all types, and provides digital content repository systems that house, distribute, and archive key media assets ("Media and Archive Services"). Consumer Storage, provides on-demand, valet storage for consumers ("Consumer Storage") utilizing data analytics and machine learning to provide effective customer acquisition and a convenient and seamless consumer storage experience. Global Data Center Business: Provides enterprise-class data center facilities and hyperscale-ready capacity to protect mission-critical assets and ensure the continued operation of our customers’ IT infrastructure, with secure, reliable and flexible data center options. Corporate and Other: Consists primarily of our Fine Arts and asset lifecycle management ("ALM") businesses and other corporate items ("Corporate and Other"). Our Fine Arts business provides technical expertise in the handling, installation and storing of art. Our ALM business provides hyperscale and corporate IT infrastructure managers with services and solutions that enable the decommissioning, data erasure processing and disposition, and recycling or sale of IT hardware and component assets. ALM services are enabled by: secure logistics, chain of custody and complete asset traceability practices, environmentally-responsible asset processing and recycling, and data sanitization and asset refurbishment services that enable value recovery through asset remarketing. In addition, ALM also offers device support, end-of-life disposition and recycling or sale of employee IT devices. Our ALM services focus on protecting and eradicating customer data while maintaining strong, auditable, and transparent chain of custody practices. Corporate and Other includes costs related to executive and staff functions, including finance, human resources and IT, which benefit the enterprise as a whole. Section X - Appendix and Definitions investors.ironmountain.com Q3 2026 Supplemental Financial Information 27

Capital Expenditures and Investments: Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally discretionary in nature. We categorize our capital expenditures as follows: Growth Investment: Data Center - Expenditures primarily related to investments in the construction of data center facilities (including the acquisition of land), as well as investments to drive revenue growth, expand capacity or achieve operational or cost efficiencies. Real Estate - Expenditures primarily related to investments in land, buildings, building and leasehold improvements and racking structures to grow our revenues, extend the useful life of an asset or achieve operational or cost efficiencies. Innovation and Other - Discretionary capital expenditures for new products and services as well as computer hardware and software to drive revenue growth, expand capacity or to achieve operational cost efficiencies in businesses other than our data center business. Integration costs of acquisitions are also included. Recurring: Data Center - Expenditures related to the replacement of equivalent components and overall maintenance of existing data center assets. Real Estate - Expenditures primarily related to the replacement of components of real estate assets such as buildings, building and leasehold improvements and racking structures. Non-Real Estate - Expenditures primarily related to the replacement of containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets that support the maintenance of existing revenues or avoidance of an increase in costs. Constant Currency: Adjusts results to normalize Fx impacts across comparable periods. Data Center Business Definitions: Leaseable MW - Represents the amount of critical power capacity available for customer use, measured in megawatts (MW). Monthly Recurring Revenue (MRR) - Defined as recurring contractual revenue under existing commenced customer leases, including rent, power, and other recurring data center services. Pre-leased - A lease on data center capacity that is signed before construction has completed. Pre-Stabilized - A building recently placed in service which has not yet reached 85% leased or 24 months in service. Rental Churn Rate - Represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the MRR terminated in the period, compared with total MRR at the beginning of the period. TCV - “Total Contract Value” represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges. Total potential MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts. WALE - “Weighted Average Lease Expiry” (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements. EBITDAR: Calculated using a trailing four fiscal quarter basis earnings before interest, taxes, depreciation and amortization and rent expense (“EBITDAR”) of our consolidated subsidiaries, other than those we have designated as “Unrestricted Subsidiaries” as defined in our Credit Agreement, subject to certain adjustments and exclusions, which make the calculation of financial performance for purposes of EBITDAR calculations not directly comparable to our presentation of Adjusted EBITDA. Credit Facility Fixed Charge Coverage Ratio: Calculated using a trailing four fiscal quarter basis EBITDAR divided by scheduled amortization, interest expense related to outstanding debt and preferred equity, if any, and rent expenses of our consolidated subsidiaries, other than those we have designated as “Unrestricted Subsidiaries” as defined in our Credit Agreement. Net Lease-Adjusted Leverage Ratio: Calculated as net debt, including the capitalized value of lease obligations, of our consolidated subsidiaries, other than those we have designated as “Unrestricted Subsidiaries” as defined in our Credit Agreement, plus six times rent expenses divided by EBITDAR. Organic Revenue Growth: Our organic revenue growth rate, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our organic revenue growth rate includes the impact of acquisitions of customer relationships. Records Management Retention Rate: Calculated as one minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Storage Rev/NOI per Sq. Ft.: Calculated as either storage revenue or Storage NOI (as defined below) divided by the quarterly building square foot average for storage products. Section X - Appendix and Definitions investors.ironmountain.com Q3 2026 Supplemental Financial Information 28

Service Profit and Margin: The Gross Profit and Margin attributable to the global service business. Calculated as follows: Total Revenues from Adjusted Service Activities - Service Cost of Sales = Service Gross Profit ($) / Total Revenues from Adjusted Service Activities = Service Gross Margin (%) Storage Net Operating Income, or Storage NOI: Storage NOI is defined as adjusted revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Storage Profit and Margin: Gross Profit and Margin attributable to the global storage business. Calculated as follows: Total Revenue from Adjusted Storage Rental Activities - Storage Rental Cost of Sales = Storage Rental Gross Profit ($) / Total Revenue from Adjusted Storage Rental Activities = Storage Rental Gross Margin (%) Tax Rates: Effective Tax Rate - GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate - Estimated tax rate for the full fiscal year calculated based on forecasted ordinary income and forecasted tax expense/benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Storage Volume: Iron Mountain’s comprehensive portfolio of physical storage, including Global RIM and Corporate and Other, calculated on an absolute basis in cubic feet. Section X - Appendix and Definitions investors.ironmountain.com Q3 2026 Supplemental Financial Information 29